UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 24, 2010

Date of Report (date of earliest event reported)

COST PLUS, INC.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 4th Street

Oakland, California 94607

(Address of principal executive offices)

(510) 893-7300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments of Employment Severance Agreements

On June 24, 2010, Cost Plus, Inc. (the “Company”) entered into amendments to certain Amended and Restated Employment Severance Agreements (the “Agreements”) previously entered into with the following executive officers: Jane L. Baughman, Executive Vice President and Chief Financial Officer; Joan S. Fujii, Executive Vice President, Human Resources; Jeffrey A. Turner, Executive Vice President, Operations and Chief Information Officer; Elizabeth J. A. Allen, Senior Vice President, Marketing; Carrie F. Crooker, Senior Vice President, Store Operations and Laura M. Sites-Reynolds, Senior Vice President, Inventory Management. The amendments will extend the termination date of the Agreements from June 15, 2011 to June 15, 2012.

The amendments to the Agreements will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending July 31, 2010.

The Compensation Committee of the Board of Directors of the Company also approved the amendment of certain severance agreements previously entered into with additional non-executive officers and managers of the Company. The amendments will also extend the termination date of these severance agreements to June 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

By:	/s/ Barry J. Feld
Barry J. Feld,
Chief Executive Officer and President

Dated: June 29, 2010